Aetna Life Insurance and Annuity Company

                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225

                               Herein called Aetna

Agrees to pay the benefits stated in this Contract.



















THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

The Contract Holder may cancel this Contract within 10 days of receiving it, by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

     /s/ Lucille M. Nickerson                                   /s/ Dan Kearney
           Secretary                                                President

             GROUP VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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                                TABLE OF CONTENTS
                             I. GENERAL DEFINITIONS

                                                                            Page
1.01.  Annuitant..............................................................4
1.02.  Annuity................................................................4
1.03.  Fixed Account..........................................................4
1.04.  Fixed Annuity..........................................................4
1.05.  Fund(s)................................................................4
1.06.  General Account........................................................4
1.07.  Guaranteed Accumulation Account........................................4
1.08.  Participant............................................................4
1.09.  Plan...................................................................4
1.10   Purchase Payments......................................................4
1.11.  Separate Accounts......................................................4
1.12.  Valuation Period (Period)..............................................4
1.13.  Variable Annuity.......................................................4

                             II. GENERAL PROVISIONS

2.01.  Change of Contract.....................................................5
2.02.  Change of Fund(s)......................................................5
2.03.  Non-Participating Contract.............................................5
2.04.  Payments...............................................................6
2.05.  State Laws.............................................................6
2.06.  Control of Contract....................................................6
2.07.  Designation of Beneficiary.............................................6
2.08.  Misstatements and Adjustments..........................................6
2.09.  Incontestability.......................................................6
2.10.  Grace Period...........................................................6
2.11.  Individual Certificates:...............................................6

          III. PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS

3.01.  Net Purchase Payment(s):...............................................7
3.02.  Individual Accounts....................................................7
3.03.  Guaranteed Accumulation Account (GA Account):..........................7
3.04.  Guaranteed Interest Rate - Fixed Account...............................9
3.05.  Experience Credits:....................................................9
3.06.  Maintenance Fee........................................................9
3.07.  Fund(s) Record Units - Separate Account................................9
3.08.  Net Return Factor(s) - Separate Account................................9
3.09.  Fund(s) Record Unit Value - Separate Account..........................10
3.10.  Current Value.........................................................10
3.11.  Transfer of Current Value from the Funds or GA Account................10
3.12.  Transfer of Current Value from the Fixed Account......................10
3.13.  Notice to the Contract Holder.........................................10
3.14   Sum Payable at Death (Before Annuity Payments Start):.................11
3.15.  Surrender Value.......................................................11
3.16.  Payment of Surrender Value............................................11
3.17.  Reinstatement.........................................................11




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                             IV. ANNUITY PROVISIONS

4.01.  Choices to be Made....................................................12
4.02.  Terms of Annuity Options..............................................12
4.03.  Death of Annuitant/Beneficiary........................................13
4.04.  Fund(s) Annuity Units - Separate Account..............................13
4.05.  Fund(s) Annuity Unit Value - Separate Account.........................13
4.06.  Annuity Options.......................................................14

                              V. SPECIAL PROVISIONS

5.01   Deferred Compensation Plan............................................22
5.02.  Allocated Pension or Profit Sharing Plan..............................23
5.03.  Unallocated Pension or Profit Sharing Plan............................24
5.04.  Tax Deferred Annuity Plan.............................................26
5.05.  Tax Deferred Annuity Plan (ERISA).....................................28



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         I.       GENERAL DEFINITIONS

1.01. Annuitant - A person on whose life an Annuity has been effected under this Contract.

1.02.    Annuity - Payment of an income:

         (a)      for the life of one or two persons;

         (b)      for a stated period; or,

         (c)      for some combination of (a) and b).

1.03. Fixed Account - An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.04.    Fixed Annuity - An Annuity with payments which do not vary in amount.

1.05. Fund(s) - The open-end registered management investment companies, (mutual funds) made available by Aetna under this Contract.

1.06. General Account - The Account holding the assets of Aetna, other than those assets held in the Separate Accounts.

1.07. Guaranteed Accumulation Account - An accumulation option which guarantees a stipulated rate of interest for a specified period of time.

1.08. Participant - A person who participates in the Plan named on the Specifications page of this Contract.

1.09. Plan - The Plan named on the Specifications page. The Plan is not a part of the Contract. Aetna is not bound by the terms of the Plan.

1.10     Purchase Payments - Payments made to Aetna.

1.11. Separate Accounts - Accounts set up by Aetna under the Connecticut Insurance Laws which purchase shares of the Fund(s).

1.12. Valuation Period (Period) - The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

1.13. Variable Annuity - An Annuity with payments which vary with the net investment results of a Separate Account.



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

         II.      GENERAL PROVISIONS



2.01. Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

         Any change that affects the following provisions of this Contract will not apply to any individual participating under this contract before the effective date of the change:

         (a)      Net Purchase Payment(s);

         (b)      Guaranteed GA Account Interest Rate;

         (c)      Guaranteed Interest Rate - Fixed Account;

         (d)      Net Return Factor(s) - Separate Account;

         (e)      Current Value;

         (f)      Surrender Value;

         (g)      Fund(s) Annuity Unit Value - Separate Account;

         Any change that affects the Annuity Options and the tables for the Options can only be made:

         (1) No earlier than 12 months after the Effective Date of this Contract; and

         (2) No earlier than 12 months after the effective date of any such prior change.

         New Participants covered under this Contract on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Participants will be covered under this Contract. Aetna will continue to accept Purchase Payments for the Participants covered under this Contract before the change. This Contract may also be changed as required by federal or state law.

2.02.    Change of Fund(s): Aetna, or the Separate Account may:

         (a) Change the Fund(s) which may be invested in by the Separate Account; and

         (b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

         Changes must be:

         (1) Approved by a majority vote of persons having an interest in the Separate Account and the Fund(s); or

         (2) Deemed necessary by Aetna under the Investment Company Act of 1940; or

         (3) Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

         Aetna will notify the Contract Holder of any change.

2.03.    Non-Participating Contract: The Contract Holder, Participants, or



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

         beneficiaries will not have a right to share in the earnings of Aetna.

2.04. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.16.

2.05. State Laws: This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06.    Control of Contract: See Part V.

2.07. Designation of Beneficiary: See Part V. The beneficiary may be changed at any time.

2.08. Misstatements and Adjustments: If Aetna finds the age of any payee to be misstated, the correct facts will be used to adjust payments.

2.09. Incontestability: Aetna cannot cancel this Contract because of any error of fact on the application.

2.10. Grace Period:This Contract will remain in effect even if Purchase Payments are not continued.

2.11. Individual Certificates: - Aetna shall issue certificates to the Contract Holder or Participants as required by the state in which this Contract is delivered. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.


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

         III.     PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS


3.01. Net Purchase Payment(s): The actual Purchase Payment less any premium tax. As a rule, Aetna will deduct the premium tax when Annuity benefits are purchased (see Part IV). If Aetna determines that it must pay a premium tax when Purchase Payments are received or at any other time, it will deduct the tax at that time.

         The Net Purchase Payment(s) will be credited among:

         (a) the Fixed Account;

         (b) The Guaranteed Accumulation Account; and

         (c) the Fund(s) in which the Separate Account invests.

         Aetna must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.

         During any calendar year, Aetna may be told to change the investment mix four times. If additional changes are allowed, each may be subject to a fee of up to $10.

3.02.    Individual Accounts:  See Part V.

3.03. Guaranteed Accumulation Account (GA Account): An accumulation option which guarantees a stipulated rate of interest for a specified period of time (see (c) below). Amounts withdrawn before the end of the Guaranteed Term may be subject to a Market Value Adjustment (see (f) below).

         (a) Guaranteed Deposit Period (Deposit Period) - The period of time, usually a calendar month during which Net Purchase Payment(s) are accepted in the GA Account for a Guaranteed Term.

         (b) Guaranteed Term (Term) - A period of time, including the Deposit Period, for which interest rates are guaranteed on the Net Purchase Payment made to the GA Account. The Term may vary for each Purchase Payment and will be from approximately 1 to 5 years from the date the Deposit Period ends.

         (c) Guaranteed GA Account Interest Rates (Guaranteed Rates) - An interest rate will be declared at the start of a Deposit Period and guaranteed by Aetna for a Term; this interest rate will never be less than 4%. Aetna will add interest daily. Aetna may declare higher interim Guaranteed Rates for:

                  (1) The Deposit Period and 12 months following the close of a Deposit Period; and

                  (2) Any subsequent 12-month period until the end of the Term. The last period of the Term may be from 10-12 months.

         (d) Withdrawals - Amounts withdrawn from the GA Account before the end of the Term may be subject to a Market Value Adjustment (see (f) below). Withdrawals will be made from the Term with the oldest Deposit Period. During the



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

             Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GA Account during the Deposit Period may not be withdrawn unless due to:

             (1)      A surrender; or

             (2)      To pay a premium for an Annuity Option.

         (e) Reinvestment - At least 18 days before the end of a Term, the Contract Holder will be mailed a notice of the next available Guaranteed Rates and Term. Amounts may be withdrawn from the ending Term on its final day without Market Value Adjustment. Aetna must receive written notice of such election at its Home Office at least three (3) business days before the end of the Term. Otherwise, amounts in the ending Term will be added to the new Term and will be subject to the new Guaranteed Rates. If this Contract is issued under a Tax Deferred Annuity Plan (see Specifications page), the above notice will be sent to the Participant(s).

         (f) Market Value Adjustment - There will be a Market Value Adjustment for a withdrawal from the GA Account before the end of a Term when due to:

             (1)      A transfer;

             (2)      A surrender; or

             (3)      A payment of an Annuity premium for Annuity Option 2.

         The amount of the withdrawal will be adjusted to a market value amount as described below. The market value amount will be equal to the amount withdrawn multiplied by the following ratio:

                                    x
                                   ---
                                   365
                  (1 + i)
                  --------------------
                                    x
                                   ---
                                   365
                  (1 + j)
                  --------------------

         Where

           [bullet] i is the Deposit Period Yield;

           [bullet] j is the Current Yield; and

           [bullet] x is the number of days from the Wednesday of the week of withdrawal to the last day of the Term.

         The Deposit Period Yield will be determined as follows:

           [bullet] At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on the day of U.S. Treasury Notes which mature in the last quarter of the Term.

           [bullet] The Deposit Period Yield is then the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

         The Current Yield is the average of the yields on the last business day


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

         of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

         In the event that no U.S. Treasury Notes exist which mature in the last quarter of the Term, Aetna reserves the right to use the next available U.S. Treasury Notes that mature in a following quarter.

         There will be no Market Value Adjustment for withdrawals made to:

           [bullet] Satisfy the terms of the Sum Payable at Death provision; or

           [bullet] Pay a premium for Annuity Options 3 or 4.

         Aetna may make any change that affects the Market Value Adjustment with at least 30 days advance written notice to the Contract Holder. Any such change shall become effective for any new Term and for any present or future Participant.

3.04. Guaranteed Interest Rate - Fixed Account: On any Net Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at any annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.05 Experience Credits: Aetna may apply Experience Credits under this Contract. Any such Credit will be computed as decided by Aetna.

3.06.    Maintenance Fee: See Part V.

3.07. Fund(s) Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Net Purchase Payment applied to the Fund divided by the Record Unit Value (see 3.09) for the Valuation Period in which the Purchase Payment is received in good order.

3.08. Net Return Factor(s) - Separate Account: The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

         The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

         The Net Return Rate is equal to:

         (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

         (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

         (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

         (d) The total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.09 and 4.05) at the start of the Valuation Period; minus

         (e) A daily actuarial charge at an annual rate of 1.25% for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed .25% on an annual basis.

         A Net Return Rate may be more or less than 0.



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

         The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

         The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity. This charge will not exceed .25%.

3.09. Fund(s) Record Unit Value - Separate Account: The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of a Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.10.    Current Value: The Current Value (See Part V) is equal to:

         (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

         (b) Any amounts in the GA Account, including GA Account interest added by Aetna; plus

         (c) The sum of any Separate Account Record Unit value(s); plus

         (d) Any amount due to Experience Credits; less

         (e) Any Maintenance Fee(s) due.

         Current Value does not include amounts used to purchase an Annuity.

3.11. Transfer of Current Value from the Funds or GA Account: Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund, to the Fixed Account, or to the GA Account's current Deposit Period. Any portion of the Current Value in the GA Account may be transferred to any Fund or to the Fixed Account. Transfers from the GA Account are subject to the Withdrawal and Market Value Adjustment provisions. (See 3.03)

         Four transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. If additional transfers are allowed, each may be subject to a fee of up to $10.

3.12. Transfer of Current Value from the Fixed Account: 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s) or to the GA Account's current Deposit Period. Such transfer will be:

         (a) Without charge;

         (b) Allowed once per calendar year; and

         (c) Not allowed under an Annuity Option.

         Aetna may, on a temporary basis, allow any larger percent to be transferred.

         The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.13. Notice to the Contract Holder: Aetna will notify the Contract Holder each year of:

         (a) The Value of any amounts held in:



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             (1) The Fixed Account;

             (2) The GA Account; and

             (3) The Fund(s) for the Separate Account; and

         (b) The number of any Fund(s) Record Units; and

         (c) The Fund(s) Record Unit Value(s).

         Such number or values will be as of a date no more than 60 days before the date of the notice.

         If this Contract is issued for a Tax Deferred Annuity Plan, the above notice will be sent to each Participant.

3.14.    Sum Payable at Death (Before Annuity Payments Start): See Part V.

3.15.    Surrender Value: See Part V.

3.16. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

         (a) For a period of up to 6 months (unless not allowed by state law);
             or

         (b) As provided by federal law.

         Aetna may pay any Fixed Account Surrender Value with interest in equal payments over a period not to exceed 60 months when the amounts held in the Fixed Account under this Contract exceeds $500,000. This will apply only if the sum of the amounts surrendered within the past 12 months exceeds 20% of such Fixed Account amount.

         Interest, as used above, will not be more than two percentage points below any rate determined prospectively by the Board of Directors for this class of Contract. In no event, will the interest rate be less than 4%.

3.17. Reinstatement: All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any Market Value Adjustment deducted from GA Account surrenders will not be included in the reinstatement. Amounts will be reinstated among the Fixed Account, GA Account, and Separate Account in the same proportion as they were at the time of surrender. Any amounts reinstated to the GA Account will be credited to the current Deposit Period. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

         Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

         Reinstatement is permitted only once.




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         IV.      ANNUITY PROVISIONS

4.01. Choices to be Made: An Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, or 4 (see 4.06). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. Aetna may be told to make the first Annuity payment during any prior month.

         When an Option is chosen, Aetna must also be told if payments are to be made other than monthly and to pay:

         (a) A Fixed Annuity using the General Account;

         (b) A Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

         (c) A combination of (a) and (b).

         If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

         If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

4.02.    Terms of Annuity Options:

         (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

         (b) The present value of the expected payments to the Annuitant when payments start shall be more than 50% of the present value of the total expected payments to be made; this restriction does not apply if Option 4 is chosen and the second Annuitant is the spouse of the Annuitant.

         (c) No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

         (d) If a Fixed Annuity under Option 2, 3 or 4 is chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

         (e) Age, where used in the following tables, means age on the birthday closest to the date of the first payment.

         The Annuity rates for Options 3 and 4 are based on mortality from 1983 Table a. The Annuity rates do not differ by sex.

         (f) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk and administrative fee charges if future Variable Annuity payments are to remain level.

4.03. Death of Annuitant/Beneficiary: When an Annuitant dies under Options 2 and 3, the present value of any remaining guaranteed payments will be paid in one sum to the beneficiary, or upon election by the beneficiary, any remaining payments will continue to the beneficiary. If no beneficiary exists, the present value of any remaining guaranteed payments will be paid in one sum to the estate of the Annuitant.

         If a beneficiary dies while under Option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04. Fund(s) Annuity Units - Separate Account: The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

         (a) The portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

         (b) 1,000; multiplied by

         (c) The payment rate for the Option chosen.

         Such amount, or portion, of the Variable Payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity Units. The number of each Fund Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity Unit Value multiplied by the appropriate number of Units. The Fund Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

4.05. Fund(s) Annuity Unit Value - Separate Account: For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:

         (a) The Value for the previous Period; multiplied by

         (b) The Net Return Factor(s) (see 3.08) for the Period; multiplied by

         (c) A factor to reflect the Assumed Annual Net Return Rate.

         The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

         The dollar value of a Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

         If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

           [bullet] 4.75% on an annual basis plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence, if an Assumed Annual Net Return Rate of 3.5% is chosen; or

           [bullet] 6.25% on an annual basis plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

         Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.06.    Annuity Options:

         Option 1 - Payment of Interest on Sum Left with Aetna - This Option may be used only by the beneficiary when the Participant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest (see 4.01). The beneficiary may later tell Aetna to:

         (a) Pay a portion or all of the sum held by Aetna; or

         (b) Apply a portion or all of the sum held by Aetna to any Annuity Option below.

         Option 2 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30. This Option can only be elected on a fixed basis.

         Option 3 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

         Option 4 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

         (a) 100% of the payment to continue to the survivor;

         (b) 66 2/3% of the payment to continue to the survivor;

         (c) 50% of the payment to continue to the survivor; or

         (d) Payments for a minimum of 120 months with 100% of the payment to continue to the survivor.

         Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 2
                      PAYMENTS FOR A STATED PERIOD OF TIME


                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


    Years of            Amount of          Years of           Amount of         Years of          Amount of
    Payments            Payments           Payments           Payments          Payments           Payments
    --------            --------           --------           --------          --------           --------

        3                $29.19               13                $7.94              22                $5.39
        4                 22.27               14                 7.49              23                 5.24
        5                 18.12               15                 7.10              24                 5.09
        6                 15.35               16                 6.76              25                 4.96
        7                 13.38               17                 6.47              26                 4.84
        8                 11.90               18                 6.20              27                 4.73
        9                 10.75               19                 5.97              28                 4.63
        10                 9.83               20                 5.75              29                 4.53
        11                 9.09               21                 5.56              30                 4.45
        12                 8.46


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


    Years of            Amount of          Years of           Amount of         Years of          Amount of
    Payments            Payments           Payments           Payments          Payments           Payments
    --------            --------           --------           --------          --------           --------

        3                  $29.80             13                  $8.64            22                  $6.17
        4                   22.89             14                   8.20            23                   6.02
        5                   18.74             15                   7.82            24                   5.88
        6                   15.99             16                   7.49            25                   5.76
        7                   14.02             17                   7.20            26                   5.65
        8                   12.56             18                   6.94            27                   5.54
        9                   11.42             19                   6.71            28                   5.45
        10                  10.51             20                   6.51            29                   5.36
        11                   9.77             21                   6.33            30                   5.28
        12                   9.16

                                    OPTION 3
                                   LIFE INCOME


                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months


      Age of
    Annuitant             None                  60               120                180                240
    ---------             ----                  --               ---                ---                ---

        50                $4.34               $4.34             $4.31              $4.27             $4.22
        51                 4.41                4.40              4.38               4.33              4.27
        52                 4.48                4.47              4.45               4.40              4.32
        53                 4.56                4.55              4.52               4.46              4.38
        54                 4.64                4.63              4.59               4.53              4.44
        55                 4.72                4.71              4.67               4.60              4.50
        56                 4.81                4.80              4.75               4.67              4.56
        57                 4.91                4.89              4.84               4.75              4.62
        58                 5.01                4.99              4.93               4.83              4.69
        59                 5.12                5.10              5.03               4.92              4.75
        60                 5.23                5.21              5.13               5.00              4.82
        61                 5.36                5.33              5.24               5.09              4.88
        62                 5.49                5.45              5.35               5.19              4.95
        63                 5.63                5.59              5.47               5.28              5.02
        64                 5.78                5.73              5.60               5.38              5.08
        65                 5.94                5.89              5.73               5.48              5.15
        66                 6.11                6.05              5.87               5.58              5.21
        67                 6.29                6.22              6.02               5.69              5.27
        68                 6.49                6.41              6.17               5.79              5.33
        69                 6.70                6.60              6.33               5.90              5.38
        70                 6.92                6.81              6.49               6.00              5.43
        71                 7.17                7.04              6.66               6.10              5.48
        72                 7.43                7.27              6.84               6.20              5.52
        73                 7.71                7.53              7.02               6.30              5.55
        74                 8.02                7.80              7.20               6.39              5.59
        75                 8.35                8.08              7.38               6.48              5.62

    Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3
                                   LIFE INCOME


                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months


      Age of
    Annuitant             None                  60               120                180                240
    ---------             ----                  --               ---                ---                ---

        50                $5.26               $5.25             $5.22              $5.17             $5.11
        51                 5.33                5.32              5.28               5.23              5.15
        52                 5.40                5.38              5.34               5.29              5.20
        53                 5.47                5.45              5.41               5.35              5.26
        54                 5.54                5.53              5.48               5.41              5.31
        55                 5.63                5.61              5.56               5.47              5.36
        56                 5.71                5.69              5.63               5.54              5.42
        57                 5.80                5.78              5.72               5.61              5.47
        58                 5.90                5.88              5.81               5.69              5.53
        59                 6.01                5.98              5.90               5.77              5.59
        60                 6.12                6.09              6.00               5.85              5.65
        61                 6.24                6.21              6.10               5.93              5.71
        62                 6.37                6.33              6.21               6.02              5.77
        63                 6.51                6.46              6.33               6.11              5.83
        64                 6.66                6.60              6.45               6.20              5.89
        65                 6.82                6.75              6.57               6.30              5.95
        66                 6.99                6.91              6.71               6.39              6.01
        67                 7.17                7.08              6.85               6.49              6.06
        68                 7.36                7.27              6.99               6.59              6.12
        69                 7.57                7.46              7.15               6.69              6.17
        70                 7.80                7.67              7.30               6.78              6.21
        71                 8.05                7.89              7.47               6.88              6.25
        72                 8.31                8.13              7.64               6.97              6.29
        73                 8.59                8.38              7.81               7.06              6.33
        74                 8.90                8.64              7.99               7.15              6.36
        75                 9.23                8.93              8.16               7.23              6.38

    Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

      Age
      of
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $3.69     $3.75      $3.81      $3.84     $3.87      $3.90      $3.91     $3.92      $3.92
      50            3.75      3.89       3.97       4.04      4.09       4.13       4.15      4.17       4.18
      55            3.81      3.97       4.16       4.27      4.35       4.42       4.47      4.50       4.51
      60            3.84      4.04       4.27       4.51      4.66       4.78       4.86      4.92       4.95
      65            3.87      4.09       4.35       4.66      4.99       5.19       5.35      5.46       5.53
      70            3.90      4.13       4.42       4.78      5.19       5.67       5.95      6.17       6.31
      75            3.91      4.15       4.47       4.86      5.35       5.95       6.64      7.04       7.34
      80            3.92      4.17       4.50       4.92      5.46       6.17       7.04      8.04       8.63
      85            3.92      4.18       4.51       4.95      5.53       6.31       7.34      8.63      10.05

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age
      of
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $4.63     $4.68      $4.73      $4.77     $4.80      $4.82      $4.84     $4.85      $4.86
      50            4.68      4.80       4.88       4.95      5.00       5.04       5.06      5.08       5.10
      55            4.73      4.88       5.04       5.15      5.24       5.30       5.35      5.39       5.41
      60            4.77      4.95       5.15       5.37      5.52       5.63       5.72      5.79       5.83
      65            4.80      5.00       5.24       5.52      5.83       6.04       6.20      6.31       6.39
      70            4.82      5.04       5.30       5.63      6.04       6.49       6.77      6.99       7.15
      75            4.84      5.06       5.35       5.72      6.20       6.77       7.45      7.86       8.16
      80            4.85      5.08       5.39       5.79      6.31       6.99       7.86      8.84       9.43
      85            4.86      5.10       5.41       5.83      6.39       7.15       8.16      9.43      10.86

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                             662/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

      Age
 of Annuitant       45        50         55        60         65         70        75         80        85
 ------------       --        --         --        --         --         --        --         --        --

      45           $3.94     $4.05      $4.18      $4.32     $4.48      $4.66      $4.84     $5.02      $5.19
      50            4.05      4.20       4.35       4.51      4.69       4.89       5.09      5.30       5.49
      55            4.18      4.35       4.54       4.73      4.95       5.18       5.42      5.65       5.87
      60            4.32      4.51       4.73       4.99      5.25       5.53       5.82      6.11       6.37
      65            4.48      4.69       4.95       5.25      5.61       5.97       6.33      6.69       7.02
      70            4.66      4.89       5.18       5.53      5.97       6.49       6.96      7.43       7.88
      75            4.84      5.09       5.42       5.82      6.33       6.96       7.73      8.39       9.02
      80            5.02      5.30       5.65       6.11      6.69       7.43       8.39      9.54      10.46
      85            5.19      5.49       5.87       6.37      7.02       7.88       9.02     10.46      12.15

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age
 of Annuitant       45        50         55        60         65         70        75         80        85
 ------------       --        --         --        --         --         --        --         --        --

      45           $4.87     $4.99      $5.12      $5.27     $5.44      $5.64      $5.86     $6.09      $6.30
      50            4.99      5.12       5.26       5.43      5.63       5.85       6.09      6.33       6.57
      55            5.12      5.26       5.44       5.63      5.85       6.11       6.38      6.65       6.92
      60            5.27      5.43       5.63       5.87      6.14       6.44       6.75      7.07       7.38
      65            5.44      5.63       5.85       6.14      6.49       6.84       7.23      7.62       8.00
      70            5.64      5.85       6.11       6.44      6.84       7.35       7.84      8.34       8.83
      75            5.86      6.09       6.38       6.75      7.23       7.84       8.60      9.28       9.93
      80            6.09      6.33       6.65       7.07      7.62       8.34       9.28     10.42      11.35
      85            6.30      6.57       6.92       7.38      8.00       8.83       9.93     11.35      13.04

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

      Age
 of Annuitant       45        50         55        60         65         70        75         80        85
 ------------       --        --         --        --         --         --        --         --        --

      45           $4.07     $4.22      $4.40      $4.61     $4.87      $5.17      $5.49     $5.84      $6.18
      50            4.22      4.37       4.56       4.79      5.06       5.39       5.75      6.13       6.51
      55            4.40      4.56       4.76       5.00      5.31       5.66       6.06      6.49       6.91
      60            4.61      4.79       5.00       5.27      5.61       6.01       6.46      6.95       7.43
      65            4.87      5.06       5.31       5.61      5.99       6.44       6.96      7.54       8.11
      70            5.17      5.39       5.66       6.01      6.44       6.99       7.61      8.29       9.00
      75            5.49      5.75       6.06       6.46      6.96       7.61       8.43      9.29      10.17
      80            5.84      6.13       6.49       6.95      7.54       8.29       9.29     10.54      11.71
      85            6.18      6.51       6.91       7.43      8.11       9.00      10.17     11.71      13.57

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age
 of Annuitant       45        50         55        60         65         70        75         80        85
 ------------       --        --         --        --         --         --        --         --        --

      45           $5.01     $5.15      $5.33      $5.56     $5.83      $6.17      $6.55     $6.98     $7.49
      50            5.15      5.29       5.48       5.71      6.01       6.36       6.78      7.23      7.68
      55            5.33      5.48       5.66       5.91      6.23       6.61       7.05      7.54      8.05
      60            5.56      5.71       5.91       6.16      6.51       6.93       7.42      7.96      8.53
      65            5.83      6.01       6.23       6.51      6.87       7.34       7.89      8.51      9.16
      70            6.17      6.36       6.61       6.93      7.34       7.87       8.51      9.23     10.00
      75            6.55      6.78       7.05       7.42      7.89       8.51       9.33     10.20     11.14
      80            6.98      7.23       7.54       7.96      8.51       9.23      10.20     11.44     12.64
      85            7.40      7.68       8.05       8.53      9.16      10.00      11.14     12.64     14.51

                                    OPTION 4
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

      Age
      of
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $3.69     $3.75      $3.80      $3.84     $3.87      $3.89      $3.91     $3.91     $3.92
      50            3.75      3.89       3.97       4.04      4.09       4.13       4.15      4.16      4.17
      55            3.80      3.97       4.15       4.26      4.35       4.41       4.46      4.48      4.49
      60            3.84      4.04       4.26       4.50      4.65       4.76       4.84      4.89      4.91
      65            3.87      4.09       4.35       4.65      4.98       5.17       5.31      5.41      5.46
      70            3.89      4.13       4.41       4.76      5.17       5.62       5.87      6.05      6.15
      75            3.91      4.15       4.46       4.84      5.31       5.87       6.48      6.79      6.98
      80            3.91      4.16       4.48       4.89      5.41       6.05       6.79      7.50      7.83
      85            3.92      4.17       4.49       4.91      5.46       6.15       6.98      7.83      8.50

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

      Age
 of Annuitant       45        50         55        60         65         70        75         80        85
 ------------       --        --         --        --         --         --        --         --        --

      45           $4.63     $4.68      $4.73      $4.77     $4.80      $4.82      $4.84     $4.85      $4.85
      50            4.68      4.80       4.88       4.94      4.99       5.03       5.06      5.07       5.08
      55            4.73      4.88       5.04       5.14      5.23       5.29       5.34      5.37       5.38
      60            4.77      4.94       5.14       5.37      5.51       5.62       5.70      5.75       5.78
      65            4.80      4.99       5.23       5.51      5.82       6.00       6.15      6.24       6.30
      70            4.82      5.03       5.29       5.62      6.00       6.44       6.68      6.86       6.96
      75            4.84      5.06       5.34       5.70      6.15       6.68       7.27      7.57       7.76
      80            4.85      5.07       5.37       5.75      6.24       6.86       7.57      8.26       8.58
      85            4.85      5.08       5.38       5.78      6.30       6.96       7.76      8.58       9.23

         V.       SPECIAL PROVISIONS


         The Special Provisions section which applies to this Contract is shown on the Specifications page under Type of Plan. The other sections under Special Provisions do not apply.

5.01     Deferred Compensation Plan

         (a) Control of Contract: All rights in this Contract rest with the Contract Holder, who is entitled to all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract with respect to Individual Accounts. Any choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract and any Individual Accounts are not subject to the claims of any creditors of Participants except to the extent permitted by law.

         (b) Designation of Beneficiary: The beneficiary shall be the Contract Holder.

         (c) Individual Accounts: Aetna will maintain Individual Account(s) as instructed by the Contract Holder. In addition to any Purchase Payments stated to be made under this Contract, a lump-sum Purchase Payment(s), of not less than a minimum amount stated by Aetna, may be made on behalf of one or more Participants. Aetna may maintain an Individual Account for each lump-sum payment.

         (d) Maintenance Fee: The Maintenance Fee (see 6.01) will be deducted from the Current Value on the anniversary of the Individual Account Effective Date and on surrender of the entire Individual Account.

         (e) Current Value: The Current Value as determined in 3.10 of an Individual Account at the end of a Valuation Period.

         (f) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value as directed by the Contract Holder if:

                  (1)      The Participant dies before Annuity payments start;
                           and
                  (2) The notice of death is received in good order by Aetna.

                  The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payments allocated to the Fixed Account for the Participant (less any prior transfers (see 3.12), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The beneficiary may choose to apply all or any part of the proceeds to an Annuity Option (see Part IV).

         (g) Surrender Value: After deduction of the Maintenance Fee (if any), Aetna will reduce the amount payable upon surrender of any portion of the Individual Account(s) by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                  The Fee on a total surrender of an Individual Account will not exceed 8.5% of the Purchase Payments made to the Account.

         (h) The following sections 5.02, 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.02.    Allocated Pension or Profit Sharing Plan

         (a) The preceding section 5.01 of the Special Provisions does not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract with respect to Individual Accounts. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract and any Individual Accounts are not subject to the claims of any creditors except to the extent permitted by law.

                  Any payment(s) made under this Contract to other than the Contract Holder must be in compliance with the provisions of the Retirement Equity Act of 1984 (Act). At the time payment is requested or an Annuity Option is elected by the Contract Holder, Aetna will require the Contract Holder to certify the payment option is elected in compliance with the Act. In the absence of such certification, payment will be made to the Contract Holder.

         (c) Designation of Beneficiary: The beneficiary shall be the Contract Holder.

         (d) Individual Accounts: If instructed by the Contract Holder, Aetna will maintain two Individual Accounts for each Participant; these will be a Participant's Individual Account for crediting employee Net Purchase Payments and a Plan Individual Account for crediting employer Net Purchase Payments.

         (e) Maintenance Fee: The Maintenance Fee (see 6.01) will be deducted from the Current Value on each anniversary of the Individual Account Effective Date and upon surrender of the entire Individual Account.

         (f)      Current Value: The Current Value as determined in 3.10 of an

                  Individual Account at the end of a Valuation Period.

         (g) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                  (1)      The Participant dies before Annuity payments start;
                           and

                  (2) The notice of death is received in good order by Aetna.

                  The sum paid will be the Current Value of the Participant's Individual Account on the date when the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payments allocated to the Fixed Account under the Participant's Individual Account (less any prior transfers (see 3.12), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The beneficiary may choose to apply all or part of the payment to an Annuity Option (see Part IV).

         (h) Surrender Value: After deduction of the Maintenance Fee ( if any), Aetna will reduce the amount payable upon surrender of any portion of the Individual Account(s) by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

         (i) The following Sections 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.03.    Unallocated Pension or Profit Sharing Plan

         (a) The preceding Sections 5.01 and 5.02 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditor except to the extent permitted by law.

                  Any payment(s) made under this Contract to other than the Contract Holder must be in compliance with the provisions of the Retirement Equity Act of 1984 (Act). At the time payment is requested or an Annuity Option is elected by the Contract Holder, Aetna will require the Contract Holder to certify the payment option is elected in compliance with the Act. In the absence of such certification, payment will be made to the Contract Holder.

         (c) Designation of Beneficiary: The beneficiary shall be the Contract Holder.

         (d) Individual Accounts: There are no Individual Accounts under this Contract. Aetna will maintain one unallocated Plan Account in the name of the Contract Holder to which Net Purchase Payment(s) will be credited.

         (e) Maintenance Fee: The Maintenance Fee (see 6.01) will be deducted from the Plan Account Current Value on each anniversary of the Plan Account effective date and on surrender of the entire Plan Account.

         (f) Current Value: The Current Value as determined in 3.10 of the Plan Account at the end of a Valuation Period.

         (g) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay to the beneficiary any portion of the Plan Account if:

                  (1)      The Participant dies before Annuity payments start;
                           and

                  (2) The notice of death is received in good order by Aetna.

                  The beneficiary may choose to apply all or any part of the payment to an Annuity Option (see Part IV).

         (h) Surrender Value: After deduction of the Maintenance Fee (if any), the amount paid by Aetna upon surrender of any portion of the Plan Account will be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

         (i) The following Sections 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.04.    Tax Deferred Annuity Plan

         (a) The preceding Sections 5.01, 5.02 and 5.03 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: This is a Contract between the Contract Holder and Aetna only to satisfy the "purchase" requirements of Section 403(b)(1) of the Internal Revenue Code of 1954, as amended. The Contract Holder has no right, title, or interest in the amounts held under the Contract either by reason of remitting Purchase Payments or applying for this Contract.

                  Each Participant shall own all amounts held in his or her Individual Account. Each Participant may make any choices allowed by this Contract for his or her Individual Account. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract and any Individual Accounts shall not be subject to the claims of any creditors. This Contract and any Individual Accounts are nonassignable, except to Aetna in the event of a loan, and nontransferable. In the event a loan against an Individual Account is requested, however, the Current Value of the Individual Account necessary to cover the loan amount plus interest must be assigned to Aetna.

         (c) Designation of Beneficiary: Each Participant shall name a beneficiary.

         (d) Individual Accounts: Aetna will maintain an Individual Account for each Participant. In addition to any Purchase Payments stated to be made to this Contract, a lump-sum Purchase Payment(s), of not less than a minimum amount stated by Aetna, may be made on behalf of one or more Participants. Aetna may maintain an Individual Account for each lump-sum payment.

         (e) Maintenance Fee: The Maintenance Fee (see 6.01) will be deducted from the Current Value on each anniversary of the Individual Account Effective Date and upon surrender of the entire Individual Account.

         (f) Current Value: The Current Value as determined in 3.10 of a Participant's Individual Account at the end of a Valuation Period.

         (g) Loan Value: During the Accumulation Period, a Participant may request a loan from his or her Individual Account Value in place of a partial withdrawal by submitting a loan request form to Aetna's Home Office. A loan may not be requested within 12 months of any prior loan request. If the loan meets the requirements described below, it will not be taxable:

                  (1) The loan amount must be at least $5,000. The loan amount when added to the outstanding balance of all previous loans may not exceed the lesser of:

                           [bullet] One-half of the Individual Account Current
                                    Value plus the outstanding balance of all previous loans under the Plan Account; or

                           [bullet] $50,000.

                  Loans can only be made from those Individual Account Values held in the Fund(s) and the Fixed Account. Loans may not be made against amounts held in the GA Account although such values are included in the determination of Individual Account Value. If a Participant intends to request a loan against any portion of the GA Account, that portion must be transferred to any Fund(s) or to the Fixed Account. The transferred amount will be subject to the Withdrawal and Market Value Adjustment provisions.

                  When a loan is made, the number of Accumulation Units equal to the loan amount will be withdrawn from the Individual Account. Accumulation Units taken from an Individual Account to provide a loan do not participate in the investment experience of the related investment media. Unless instructed otherwise, the amount withdrawn will be allocated on a pro rata basis among the Fixed Account and the Fund(s).

                  (2) Loan interest will accrue on a daily basis at the rate of 3% annually and must be paid in full each year. The interest must be paid directly to Aetna by the Participant. If interest is not paid when due, the entire loan amount plus interest will be treated as a taxable surrender under the terms of the Contract.

                  (3) Repayment of a loan can be made at any time within 5 years from the date the loan was first made. Any unpaid portion of a loan must be repaid at the end of 5 years, upon election of an Annuity Option or upon full surrender of the Individual Account, whichever occurs first. Aetna may require all outstanding loans be paid if the Individual Account Value falls below an amount equal to 25% of total loans outstanding. Any loan and accrued interest not repaid when due will be considered a taxable surrender with appropriate deferred sales charges deducted from the Individual Account Value.

         (h) Sum Payable at Death (Before Annuity Payments Start): The Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay the Current Value to the beneficiary if:

                  (1)      The Participant dies before Annuity payments start;
                           and

                  (2) The notice of death is received in good order by Aetna.

                  The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account under the Participant's Individual Account (less any prior transfers (see 3.12), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The beneficiary, if a spouse, may choose to apply all or any portion of the payment to an Annuity Option. If the beneficiary is not a spouse, all of the payment must either be applied only to Annuity Option 1 or 2 within one year of the Participant's death or be paid to the beneficiary within 5 years of the death of the Participant (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Participant.

         (i) Annuity Payments to Beneficiary: In no event may any payments to the beneficiary under an Annuity Option extend beyond:

                  (1)      The life of the beneficiary; or

                  (2) Any certain period greater than the beneficiary's life expectancy.

         (j) Surrender Value: After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the surrender of any portion of the Individual Account(s) shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                  The Fee on a total surrender of an Individual Account will not exceed 8.5% of the actual Purchase Payments made to that Account.

         (k) The following Section 5.05 of the Special Provisions does not apply to this Contract.

5.05.    Tax Deferred Annuity Plan (ERISA)

         (a) The preceding Sections 5.01, 5.02, 5.03 and 5.04 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: This is a Contract between the Contract Holder and Aetna only to satisfy the "purchase" requirements of Section 403(b)(1) of the Internal Revenue Code of 1954, as amended. The Contract Holder has no right, title, or interest in the amounts held under the Contract either by reason of remitting Purchase Payments or applying for this Contract.

                  The Contract Holder shall notify Aetna in writing of the applicability of Title 1 of the Employee Retirement Income Security Act of 1974 as amended by subsequent law including the Retirement Equity Act of 1984 (Act) to the Plan. Aetna shall rely on the Contract Holder's determination and representation of applicability.

                  Each Participant shall own all amounts held in his or her Individual Account. Each Participant may make any choices allowed by this Contract for his or her Individual Account. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract and any Individual Accounts shall not be subject to the claims of any creditors. This Contract and any Individual Accounts are nonassignable, except to Aetna in the event of a loan or pursuant to a "qualified domestic relations order" as set forth under the Act, and nontransferable. In the event a loan against an Individual Account is requested, however, the Current Value of the Individual Account necessary to cover the loan amount plus interest must be assigned to Aetna.

         (c) Designation of Beneficiary: Each Participant shall name a beneficiary. However, if the participant is married, Aetna shall disregard the named beneficiary and shall treat the current spouse as sole beneficiary if, upon the Participant's death:

                  (1)      The participant had not reached age 35; or

                  (2) The appropriate preretirement survivor benefit waiver and spousal consent form have not been submitted to Aetna.

         (d) Individual Accounts: Aetna will maintain an Individual Account for each Participant. In addition to any Purchase Payments stated to be made to this Contract, a lump-sum Purchase Payment(s), of not less than a minimum amount stated by Aetna, may be made on behalf of one or more Participants. Aetna may maintain an Individual Account for each lump-sum payment.

         (e) Maintenance Fee: The Maintenance Fee (see 6.01) will be deducted from the Current Value on each anniversary of the Individual Account Effective Date and upon surrender of the entire Individual Account.

         (f) Current Value: The Current Value as determined in 3.10 of a Participant's Individual Account at the end of a Valuation Period.

         (g) Loan Value: During the Accumulation Period, a Participant may request a loan from his or her Individual Account Value in place of a partial withdrawal by submitting a loan request form accompanied by the appropriate waiver and spousal consent forms to Aetna's Home Office. A loan may not be requested within 12 months of any prior loan request. If the loan meets the requirements described below, it will not be taxable:

                  (1) The loan amount must be at least $5,000. The loan amount when added to the outstanding balance of all previous loans may not exceed the lesser of:

                           [bullet] One-half of the total Individual Account
                                    Current Value plus the outstanding balance of all previous loans under the Plan Account; or

                           [bullet] $50,000.

                  Loans can only be made from those Individual Account Values held in the Fund(s) and the Fixed Account. Loans may not be made against amounts held in the GA Account although such values are included in the determination of Individual Account Value. If a Participant intends to request a loan against any portion of the GA Account, that portion must be transferred to any Fund(s) or to the Fixed Account. The transferred amount will be subject to the Withdrawal and Market Value Adjustment provisions.

                  When a loan is made, the number of Accumulation Units equal to the loan amount will be withdrawn from the Individual Account. Accumulation Units taken from an Individual Account to provide a loan do not participate in the investment experience of the related investment media. Unless instructed otherwise, the amount withdrawn will be allocated on a pro rata basis among the Fixed Account and the Fund(s).

                  (2) Loan interest will accrue on a daily basis at the rate of 3% annually and must be paid in full each year. The interest must be paid directly to Aetna by the Participant. If interest is not paid when due, the entire loan amount plus interest will be treated as a taxable surrender under the terms of the Contract.

                  (3) Repayment of a loan can be made at any time within 5 years from the date the loan was first made. Any unpaid portion of a loan must be repaid at the end of 5 years, upon election of an Annuity

                           Option or upon full surrender of the Individual Account, whichever occurs first. Aetna may require all outstanding loans be paid if the Individual Account Value falls below an amount equal to 25% of total loans outstanding. Any loan and accrued interest not repaid when due will be considered a taxable surrender with appropriate deferred sales charges deducted from the Individual Account Value.

         (h) Sum Payable at Death (Before Annuity Payments Start): The Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay the Current Value to the beneficiary if:

                  (1)      The Participant dies before Annuity payments start;
                           and

                  (2) The notice of death is received in good order by Aetna.

                  The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account under the Participant's Individual Account (less any prior transfers (see 3.12), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The beneficiary, if a spouse, may choose to apply all or any portion of the payment to an Annuity Option. If the beneficiary is not a spouse, all of the payments must either be applied only to Annuity Option 1 or 2 within one year of the Participant's death, or be paid to the beneficiary within 5 years of the death of the Participant. (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Participant.

         (i) Annuity Payments to Beneficiary: In no event may any payments to the beneficiary under an Annuity Option extend beyond:

                  (1)      The life of the beneficiary; or

                  (2) Any certain period greater than the beneficiary's life expectancy.

         (j) Surrender Value: After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the surrender of any portion of the Individual Account(s) shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                  The Fee on a total surrender of an Individual Account will not exceed 8.5% of the actual Purchase Payments made to that Account.

                  Aetna may defer payment of the surrender value until appropriate waiver and spousal consent forms are received.

         (k) Annuity Option: Any election of an Annuity Option other than Option 4 must be accompanied by the appropriate waiver and spousal consent forms.

                                VI. FEE SCHEDULE
                           TAX DEFERRED ANNUITY PLAN
                                RETIREMENT PLUS



6.01. Maintenance Fee: The Maintenance Fee will be $15 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                 Surrender Fee

         Less than 5                                             5%
         5 or more but less than 7                               4%
         7 or more but less than 9                               3%
         9 or 10                                                 2%
         More than 10                                            0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                        Surrender Fee


         Less than 5 years                                       5%
         From 5 to 6 years                                       4%
         From 6 to 7 years                                       3%
         From 7 to 8 years                                       2%
         From 8 to 9 years                                       1%
         9 or more years                                         0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                VI. FEE SCHEDULE
                           TAX DEFERRED ANNUITY PLAN
                                RETIREMENT PLUS



6.01. Maintenance Fee: The Maintenance Fee will be $12.50 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                      Surrender Fee


         Less than 5                                                  5%
         5 or more but less than 7                                    4%
         7 or more but less than 9                                    3%
         9 or 10                                                      2%
         More than 10                                                 0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                             Surrender Fee


         Less than 5 years                                            5%
         From 5 to 6 years                                            4%
         From 6 to 7 years                                            3%
         From 7 to 8 years                                            2%
         From 8 to 9 years                                            1%
         9 or more years                                              0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                VI. FEE SCHEDULE
                           TAX DEFERRED ANNUITY PLAN
                                RETIREMENT PLUS



6.01. Maintenance Fee: The Maintenance Fee will be $10 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                      Surrender Fee

         Less than 5                                                  5%
         5 or more but less than 7                                    4%
         7 or more but less than 9                                    3%
         9 or 10                                                      2%
         More than 10                                                 0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                             Surrender Fee

         Less than 5 years                                            5%
         From 5 to 6 years                                            4%
         From 6 to 7 years                                            3%
         From 7 to 8 years                                            2%
         From 8 to 9 years                                            1%
         9 or more years                                              0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                VI. FEE SCHEDULE
                           TAX DEFERRED ANNUITY PLAN
                                RETIREMENT PLUS




6.01. Maintenance Fee: The Maintenance Fee will be $7.50 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                      Surrender Fee

         Less than 5                                                  5%
         5 or more but less than 7                                    4%
         7 or more but less than 9                                    3%
         9 or 10                                                      2%
         More than 10                                                 0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                             Surrender Fee

         Less than 5 years                                            5%
         From 5 to 6 years                                            4%
         From 6 to 7 years                                            3%
         From 7 to 8 years                                            2%
         From 8 to 9 years                                            1%
         9 or more years                                              0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                VI. FEE SCHEDULE
                           TAX DEFERRED ANNUITY PLAN
                                RETIREMENT PLUS



6.01. Maintenance Fee: The Maintenance Fee will be $5 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                      Surrender Fee

         Less than 5                                                  5%
         5 or more but less than 7                                    4%
         7 or more but less than 9                                    3%
         9 or 10                                                      2%
         More than 10                                                 0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                             Surrender Fee

         Less than 5 years                                            5%
         From 5 to 6 years                                            4%
         From 6 to 7 years                                            3%
         From 7 to 8 years                                            2%
         From 8 to 9 years                                            1%
         9 or more years                                              0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                VI. FEE SCHEDULE
                           TAX DEFERRED ANNUITY PLAN
                                RETIREMENT PLUS



6.01. Maintenance Fee: The Maintenance Fee will be $2.50 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                 Surrender Fee

         Less than 5                                             5%
         5 or more but less than 7                               4%
         7 or more but less than 9                               3%
         9 or 10                                                 2%
         More than 10                                            0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                        Surrender Fee

         Less than 5 years                                       5%
         From 5 to 6 years                                       4%
         From 6 to 7 years                                       3%
         From 7 to 8 years                                       2%
         From 8 to 9 years                                       1%
         9 or more years                                         0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                                VI. FEE SCHEDULE
                     QUALIFIED PENSION/PROFIT SHARING PLAN


6.01. Maintenance Fee: The Maintenance Fee will be $15 per Individual Account. However, for a Separate Individual Account maintained pursuant to a lump-sum payment, the Maintenance Fee will be $0

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for the Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by the Participant. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Individual Account was established. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                 Surrender Fee

         Less than 5                                             5%
         5 or more but less than 7                               4%
         7 or more but less than 9                               3%
         9 or 10                                                 2%
         More than 10                                            0%

         For each surrender from an Individual Account maintained pursuant to a lump-sum payment, the Surrender Fee will vary according to the period of time between the Effective Date of the Individual Account and the date of surrender as follows:

If Period of Time is                                        Surrender Fee

         Less than 5 years                                       5%
         From 5 to 6 years                                       4%
         From 6 to 7 years                                       3%
         From 7 to 8 years                                       2%
         From 8 to 9 years                                       1%
         9 or more years                                         0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (a)      At the death of a Participant before Annuity payments start;

         (b) As a premium for an Annuity for a Participant under this Contract;

         (c) After a Participant has reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for the Individual Account being surrendered;

         (d) On and after the tenth anniversary of the Effective Date of the Individual Account;

         (e) When the Individual Account Current Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less;

         (f) In an amount equal to or less than 10% of the current Individual Account Current Value, as part of the first partial surrender request in a calendar year to a Participant who is at least age 59-1/2 and less than age 70-1/2. The Individual Account Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating its Individual Account Current Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Current Values and does not apply to full surrender requests; or

         (g) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225


                 GROUP VARIABLE, FIXED, OR COMBINATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT